UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018

STITCH FIX, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38291	27-5026540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Montgomery Street, Suite 1500 San Francisco, California		94104
(Address of Principal Executive Offices)		(Zip Code)

(415) 882-7765

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01

Notice of Satisfaction of Conditions for Early Lock-Up Expiration; Expected Early Lock-Up Release Date

In connection with Stitch Fix, Inc.’s (the “Company”) initial public offering of Class A common stock (the “IPO”), each of the Company’s directors and executive officers and other holders of substantially all of the Company’s outstanding equity securities as of the IPO entered into lock-up agreements with the underwriters that restrict their ability to sell or transfer their shares for a period of 180 days after November 16, 2017.

The lock-up agreements provide that the restricted period will end with respect to 35% of the shares subject to each lock-up agreement if, at any time beginning 90 days after November 16, 2017, (i) the Company filed at least one quarterly report on Form 10-Q or annual report on Form 10-K and (ii) the last reported closing price of the Company’s Class A common stock is at least 25% greater than the IPO price of the Company’s Class A common stock for 10 out of any 15 consecutive trading days, including the last day of such 15-day period, ending on or after the 90th day after November 16, 2017 (the “Early Release Conditions”); provided, further that if such restricted period ends during a trading black-out period, the restricted period will end one full business day following the date that the Company announces its earnings results for the previous quarter.

On February 14, 2018, the Early Release Conditions were satisfied and the Company was in its standard quarterly trading black-out period.

The Company expects to announce its earnings results for its fiscal quarter ended January 27, 2018 after the close of trading on March 12, 2018.  Therefore, in accordance with the lock-up agreements, the restricted period for the eligible 35% of the shares subject to each lock-up agreement will end and such shares will become eligible for immediate sale in the public market at the open of trading on March 14, 2018 (subject to trading limitations on shares held by affiliates of the Company and subject to continued vesting of any unvested equity awards as of such date), which is one full business day following the date that the Company expects to announce its earnings results for its fiscal quarter ended January 27, 2018.

The Company estimates that up to approximately 37.7 million shares of Class A common stock and Class B common stock may become eligible for sale in the public market on March 14, 2018 (subject to continued vesting of any unvested equity awards as of such date), of which approximately 26.6 million shares would be held by affiliates and subject to the volume and other restrictions of Rule 144 of the Securities Act of 1933, as amended.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to, among other things, the date on which the Company expects to announce its earnings results for its fiscal quarter ended January 27, 2018 and the number of shares of Class A common stock and Class B common stock that may become eligible for sale in the public market. The date that the Company announces its earnings results for its fiscal quarter ended January 27,2018 and the actual number of shares available for sale in the public market could differ materially from those predicted or implied. Factors that could cause or contribute to such differences include whether or not stockholders decide to sell shares released from the restricted period; the timing of any such sales; the number of shares, if any, that stockholders decide to sell; the impact of volume and other restrictions of Rule 144 of the Securities Act of 1933, as amended, would have on sales by our affiliates; limits on the number of shares that may be sold by certain of our executive officers that have entered into 10b5-1 trading plans and the risk factors included in the Company’s SEC filings, including under the captions “Special Note Regarding Forward Looking Statements” and “Risk Factors” in the Company’s Registration Statement on Form S-1, and its Quarterly Report on Form 10-Q for the quarterly period ended October 28, 2017, in each case as filed with the SEC, copies of which may be obtained by visiting the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this Form 8-K, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stitch Fix, Inc.

Dated: February 14, 2018	By:	/s/ Scott Darling
Scott Darling Chief Legal Officer